Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and stockholders of
All American Pet Company, Inc.
We hereby consent to the inclusion in this Registration Statement on Form SB-2 for All American Pet Company, Inc. of our report dated May 9, 2006, relating to the financial statements of All American Pet Company, Inc. as of December 31, 2005 and for the year then ended. We also consent to the reference to our firm under the caption “Experts.”
WEINBERG & COMPANY, P.A.
Boca Raton, Florida
August 11, 2006